Exhibit 99.1

Alimera Sciences Reports Second Quarter 2015 Financial Results

Year Over Year Revenue Growth of 164%

Downstream Demand From Q1 2015 Increases 180%

Company to Host Conference Call Today at 4:30 p.m. EDT

ATLANTA, August 10, 2015 /PRNewswire/ -- Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced financial results for the second quarter ended June 30, 2015.

“The second quarter was our first full quarter of ILUVIEN® sales in the U.S., and we are very pleased with the results. In particular, ILUVIEN generated $3.8 million in sales in the U.S., which accounted for approximately 66% of our total revenue for the quarter with downstream demand from physicians increasing 180% from the first quarter of 2015,” Dan Myers, Alimera president and chief executive officer said. “While it is encouraging to see such initial strength in uptake, we believe we are just scratching the surface of this market opportunity. We expect to see continuing increases as U.S. physicians experience similar patient outcomes as we have seen in Europe and as they begin receiving more insurance payments.”

Mr. Myers continued, “As we continue to grow sales in the U.S. market, we also remain focused on the global ILUVIEN market. We continue to see strength in the United Kingdom and our ongoing efforts to relaunch in Germany have also begun to show a positive impact.”

Second Quarter 2015 Financial Results

Total net revenue increased by approximately $3.6 million, or 164%, to $5.8 million for the second quarter of 2015, compared to net revenue of $2.2 million in the second quarter of 2014. This increase was primarily driven by sales of ILUVIEN in the U.S. where it was launched in the first quarter of 2015.

Revenue in the U.S. grew 58% sequentially from $2.4 million in the first quarter of 2015 to $3.8 million in the current quarter. However, first quarter revenue included initial stocking sales to Alimera’s specialty distributors. Downstream sales from those specialty distributors to physicians and pharmacies increased 180% from quarter to quarter.

International revenue grew 33% sequentially from $1.5 million in the first quarter of 2015 to $2.0 million in the second quarter as a result of increased sales in the United Kingdom, Germany and Portugal.

Cost of goods sold, excluding depreciation and amortization was approximately $380,000 for the three months ended June 30, 2015 and for the three months ended June 30, 2014. Increases in cost of goods sold of $190,000 were a result of sales in the U.S., and were offset primarily by a decrease of $210,000 attributable to a reserve for German inventory recorded in the second quarter of 2014.

Research, development and medical affairs expenses for the second quarter of 2015 increased by approximately $1.9 million, or 100%, to $3.8 million, compared to $1.9 million in the second quarter of 2014, primarily as a result of increased spending on clinical trials, medical science liaisons and scientific communications to further the understanding of ILUVIEN in the medical community.

General and administrative expenses for the second quarter of 2015 increased by approximately $1.0 million, or 36%, to $3.8 million, compared to $2.8 in the second quarter of 2014. This increase was primarily attributable to increased employee costs associated with our growth to support the launch of ILUVIEN in the U.S. and our international growth.

Sales and marketing expenses for the second quarter of 2015 increased by approximately $3.9 million, or 130%, to $6.9 million, compared to $3.0 million in the second quarter of 2014. This increase was primarily attributable to increased personnel and travel costs associated with the hiring of a U.S. field force following the FDA approval of ILUVIEN, as well as increased promotional and marketing costs associated with the launch and commercialization of ILUVIEN in the U.S.

GAAP net loss applicable to common stockholders for the second quarter of 2015 was $8.6 million, compared with GAAP net income applicable to common stockholders of $1.1 million for the second quarter of 2014. GAAP net loss attributable to common stockholders for the quarters ended June 30, 2015 and 2014 was affected by certain non-cash items, including changes in the fair value of a derivative warrant liability, unrealized foreign currency gains and losses, and reserves for potential inventory expiration. GAAP basic and diluted net loss per share for the second quarter of 2015 was $(0.19) per share, based on 44,396,656 weighted average shares outstanding, compared with GAAP basic earnings per share and diluted loss per share for the second quarter of 2014 of $0.03 per share and $(0.16) per share, respectively, based on 40,275,638 and 42,548,254 weighted average shares outstanding, respectively.

Non-GAAP adjusted net loss attributable to common stockholders for the second quarter of 2015 was $10.9 million, compared to a non-GAAP adjusted net loss attributable to common stockholders for the second quarter of 2014 of $6.1 million. Non-GAAP adjusted basic loss per share for the second quarter of 2015 and 2014 were $(0.25) per share and $(0.15) per share, respectively. Non-GAAP adjusted diluted loss per share is not presented as all outstanding common stock equivalents are anti-dilutive. Net loss for basic weighted average shares outstanding attributable to common stockholders per share and non-GAAP adjusted net loss attributable to common stockholders per share was based on 44,396,656 weighted average shares outstanding for the second quarter of 2015 and 40,275,638 weighted average shares outstanding for the second quarter of 2014.

Reconciliations of GAAP cost of goods sold to non-GAAP adjusted costs of goods sold, GAAP gross profit to non-GAAP adjusted gross profit, GAAP net loss attributable to common stockholders to non-GAAP adjusted net loss attributable to common stockholders and GAAP net loss per share to non-GAAP adjusted net loss per share is included below under the heading "Non-GAAP Financial Measures."

As of June 30, 2015, Alimera had cash and cash equivalents of approximately $48.1 million, compared to approximately $61.3 million as of March 31, 2015.

Conference Call to be Held Today

Alimera will hold a conference call today at 4:30 p.m. EDT to discuss these results and provide commercial and other business updates. Dan Myers, President and Chief Executive Officer, and Rick Eiswirth, Chief Operating Officer and Chief Financial Officer, will host the conference call.

To participate in the call, please dial (877) 369-6586 (U.S. and Canada) or (253) 237-1165 (International). A live webcast will be available on the Investor Relations section of the corporate website at http://www.alimerasciences.com.

A replay of the conference call will be available beginning on August 10, 2015 at 6:30 p.m. ET and ending on August 16, 2015 at 11:59 p.m. ET. The replay can be accessed by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), Conference ID Number: 98389468. A replay of the webcast will also be available on the corporate website.

About ILUVIEN

ILUVIEN® is approved for marketing in Austria, Belgium, the Czech Republic, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, the United Kingdom, and the U.S., and is commercially available in the U.S., the United Kingdom, Germany and Portugal.

ILUVIEN (fluocinolone acetonide intravitreal implant) 0.19 mg is a sustained release intravitreal implant approved in the U.S. to treat diabetic macular edema (DME) in patients who have been previously treated with a course of corticosteroids and did not have a clinically significant rise in intraocular pressure. In Europe, ILUVIEN is approved for vision impairment associated with chronic DME considered insufficiently responsive to available therapies. Each ILUVIEN implant is designed to release submicrogram levels of fluocinolone acetonide, a corticosteroid, for 36 months.

Corticosteroids have a history of effective use in treating ocular disease inflammation. ILUVIEN is injected in the back of the patient's eye with an applicator that employs a 25-gauge needle, which allows for a self-sealing wound. In the FAME™ Study, a phase 3 clinical study of ILUVIEN, the primary endpoint of improvement in vision of 15 letters or more was demonstrated at 24 months and the most frequently reported adverse drug reactions included cataract development and increased ocular pressure.

ILUVIEN Important Safety Information

Contraindications

•
ILUVIEN is contraindicated in patients with active or suspected ocular or periocular infections including most viral disease of the cornea and conjunctiva, including active epithelial herpes simplex keratitis (dendritic keratitis), vaccinia, varicella, mycobacterial infections and fungal diseases.

•	ILUVIEN is contraindicated in patients with glaucoma, who have cup to disc ratios of greater than 0.8.

•	ILUVIEN is contraindicated in patients with known hypersensitivity to any components of this product.

Warnings and Precautions

•	Intravitreal injections have been associated with endophthalmitis, eye inflammation, increased intraocular pressure, and retinal detachments. Patients should be monitored following the injection.

•
Use of corticosteroids may produce posterior subcapsular cataracts, increased intraocular pressure, glaucoma, and may enhance the establishment of secondary ocular infections due to bacteria, fungi, or viruses. Corticosteroids are not recommended to be used in patients with a history of ocular herpes simplex because of the potential for reactivation of the viral infection.

•	Patients in whom the posterior capsule of the lens is absent or has a tear are at risk of implant migration into the anterior chamber.

Adverse Reactions

•	In controlled studies, the most common adverse reactions reported were cataract development (ILUVIEN 82%; sham 50%) and intraocular pressure elevation of greater than 10 mmHg (ILUVIEN 34%; sham 10%).

Patients are advised to have follow-up eye examinations at appropriate intervals following treatment with ILUVIEN. For full prescribing information, log onto www.ILUVIEN.com.

To report suspected adverse reactions, contact Alimera Sciences, Inc. at 1-844-445-8843 or FDA at 1‑800-FDA-1088 or www.fda.gov/medwatch.

About Alimera Sciences, Inc.

Alimera Sciences, Inc., headquartered in Alpharetta, Georgia, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera’s European operations are conducted from London by its subsidiary, Alimera Sciences Limited, which has offices in Aldershot, United Kingdom, Berlin, Germany and Lisbon, Portugal.

About Alimera Sciences, Inc.

Alimera Sciences, Inc., headquartered in Alpharetta, Georgia, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera’s European operations are conducted from London by its subsidiary, Alimera Sciences Limited, which has offices in Aldershot, United Kingdom, Berlin, Germany and Lisbon, Portugal.

Non-GAAP Financial Measures

Alimera believes the metrics non-GAAP adjusted cost of goods sold, non-GAAP adjusted gross profit, non-GAAP adjusted net loss attributable to common stockholders and non-GAAP adjusted net loss per share are useful financial measures for investors in evaluating Alimera's performance for the periods presented. Non-GAAP adjusted net loss attributable to common stockholders and non-GAAP adjusted net loss per share exclude certain non-cash items. These non-GAAP metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for net loss attributable to common stockholders or net loss per share in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Alimera's management believes that these non-GAAP metrics are useful supplements for it and investors to Alimera's GAAP financial information because these measures exclude non-cash items which management believes are not reflective of Alimera's operating results. These non-GAAP financial measures also facilitate management's internal comparison to Alimera's historical financial performance and the financial performance of other companies. However, non-GAAP financial measures should only be read in conjunction with financial information reported under GAAP when understanding Alimera's operating performance. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see the table below.

Forward Looking Statements

This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the ability of physicians to obtain reimbursement for ILUVIEN, the acceptance by U.S. physicians of patient results in Europe, the rate of adoption of ILUVIEN in the U.S., Alimera’s ability to increase sales in the U.S. market, and future sales of ILUVIEN in the U.K. and Germany. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, uncertainty as to Alimera's ability to commercialize, and market acceptance of, ILUVIEN in the U.S. and Europe, including physician’s ability to obtain reimbursement, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2014 and Alimera’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at http://www.sec.gov. Additional factors may also be set forth in those sections of Alimera’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, to be filed with the SEC in the third quarter of 2015.
In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
The Ruth Group
David Burke
646-536-7009
dburke@theruthgroup.com

ALIMERA SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(in thousands, except share and per share data)

	Three Months Ended, June 30,		Six Months Ended, June 30,
	2015	2014	2015	2014
	(unaudited)
NET REVENUE	$5,776	$2,190	$9,714	$4,274
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(376)	(376)	(659)	(940)
GROSS PROFIT	5,400	1,814	9,055	3,334

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	3,815	1,942	7,144	4,696
GENERAL AND ADMINISTRATIVE EXPENSES	3,821	2,791	7,440	5,685
SALES AND MARKETING EXPENSES	6,925	3,003	14,054	6,286
DEPRECIATION AND AMORTIZATION	639	36	1211	69
OPERATING EXPENSES	15,200	7,772	29,849	16,736
NET LOSS FROM OPERATIONS	(9,800)	(5,958)	(20,794)	(13,402)

INTEREST EXPENSE, NET AND OTHER	(1,151)	(325)	(2,273)	(454)
UNREALIZED FOREIGN CURRENCY GAIN (LOSS), NET	143	(146)	29	(202)
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	2,216	8,054	4,722	(5,076)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	(440)	—	(440)
NET (LOSS) INCOME BEFORE TAXES	(8,592)	1,185	(18,316)	(19,574)
PROVISION FOR TAXES	(4)	(69)	(73)	(69)
NET (LOSS) INCOME APPLICABLE TO COMMON STOCKHOLDERS	$(8,596)	$1,116	$(18,389)	$(19,643)
NET (LOSS) INCOME PER SHARE APPLICABLE TO COMMON STOCKHOLDERS - Basic	$(0.19)	$0.03	$(0.41)	$(0.52)
WEIGHTED AVERAGE SHARES OUTSTANDING - Basic	44,396,656	40,275,638	44,372,283	38,076,968
NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS - Diluted	$(0.19)	$(0.16)	$(0.41)	$(0.52)
WEIGHTED AVERAGE SHARES OUTSTANDING - Diluted	44,396,656	42,548,254	44,372,283	38,076,968

ALIMERA SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2015	December 31, 2014
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$48,136	$76,697
Accounts receivable, net	7,732	850
Prepaid expenses and other current assets	3,104	3,234
Inventory, net	1,638	1,734
Deferred financing costs	532	754
Total current assets	61,142	83,269
PROPERTY AND EQUIPMENT, net	2,659	1,653
INTANGIBLE ASSET, net	23,528	24,490
TOTAL ASSETS	$87,329	$109,412

CURRENT LIABILITIES:
Accounts payable	$3,284	$5,021
Accrued expenses	2,850	954
Accrued milestone payments	—	2,000
Outsourced services payable	961	1,466
Note payable	7,672	1,023
Capital lease obligations	204	11
Total current liabilities	14,971	10,475
NON-CURRENT LIABILITIES:
Derivative warrant liability	11,376	16,098
Note payable, net of discount — less current portion	26,688	33,065
Other non-current liabilities	963	255
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock
Series A Convertible Preferred Stock	19,227	19,227
Series B Convertible Preferred Stock	49,568	49,568
Common stock	444	443
Additional paid-in capital	295,339	292,851
Common stock warrants	1,497	1,497
Accumulated deficit	(331,644)	(313,255)
Accumulated other comprehensive loss	(1,100)	(812)
TOTAL STOCKHOLDERS’ EQUITY	33,331	49,519
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$87,329	$109,412

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
(in thousands, except share and per share data)

	Three Months Ended, June 30,		Six Months Ended, June 30,
	2015	2014	2015	2014
	(Unaudited)
GAAP COST OF GOODS SOLD	$(376)	$(376)	$(659)	$(940)
Adjustments to costs of goods sold:
Reserve for potential product expiration	56	207	59	654
NON-GAAP ADJUSTED COST OF GOODS SOLD	$(320)	$(169)	$(600)	$(286)

GAAP GROSS PROFIT	$5,400	$1,814	$9,055	$3,334
Adjustments to gross profit:
Reserve for potential product expiration	56	207	59	654
NON-GAAP ADJUSTED GROSS PROFIT	$5,456	$1,955	$9,114	$3,988

GAAP NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,596)	$1,116	$(18,389)	$(19,643)
Adjustments to net (loss) income:
Unrealized foreign currency (gain) loss, net	(143)	146	(29)	202
Loss on early extinguishment of debt	—	440	—	440
Change in fair value of derivative warrant liability	(2,216)	(8,054)	(4,722)	5,076
Reserve for potential product expiration	56	207	59	654
NON-GAAP ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,182)	$(6,145)	$(23,081)	$(13,271)

GAAP NET (LOSS) INCOME PER SHARE - Basic	$(0.19)	$0.03	$(0.41)	$(0.52)
Adjustments to net (loss) Income:
Unrealized foreign currency (gain) loss, net	(0.00)	0.00	(0.00)	0.01
Loss on early extinguishment of debt	—	0.01	—	0.01
Change in fair value of derivative warrant liability	(0.05)	(0.20)	(0.11)	0.13
Reserve for potential product expiration	0.00	0.01	0.00	0.02
NON-GAAP ADJUSTED NET LOSS PER SHARE - Basic	$(0.25)	$(0.15)	$(0.52)	$(0.35)

WEIGHTED AVERAGE SHARES OUTSTANDING — Basic	44,396,656	40,275,638	44,372,283	38,076,968